Exhibit 99.1

Excerpt from November 2006 Newsletter

Enclosed please find a disbursement of $0.15 per capital unit declared by the Lake Area Corn Processors, LLC Board of Managers.  The total for this disbursement is $4,443,000.00, which is the largest disbursement in LACP history! This brings the total cash disbursements for the year to $0.45 per unit, or 95% of the original investment. Since February 2002, $40,727,500.00 in total cash distributions have been made to LACP members or 275% of the original investment.  Again, we thank you for your investment and confidence.